Exhibit 10.2






                      M A N A G E M E N T   A G R E E M E N T
                      ---------------------------------------





OWNER:                     KING'S COURT/TERRACE ACQUISITION, LLC


AGENT:                     MAXUS PROPERTIES, INC.


PREMISES:                  KING'S COURT/TERRACE APARTMENTS
                           2300 A Willow
                           Olathe, Kansas 66062


BEGINNING:                 APRIL 15, 2004


ENDING:                    APRIL 14, 2009


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     IN CONSIDERATION of the covenants herein  contained,  KING'S  COURT/TERRACE
ACQUISITION, LLC. (hereinafter called "Owner"), and MAXUS PROPERTIES, INC. (hereinafter called "Agent"), agree as follows:

     1. The Owner hereby employs the Agent exclusively to rent and manage the property known as King's Court/Terrace Apartments (hereinafter the "Premises") upon the terms and conditions hereinafter set forth, for a term of five (5) years, commencing on April 15, 2004, and terminating on April 14, 2009, and thereafter for yearly periods from time-to-time, unless on or before thirty (30) days prior to the date last above-mentioned, or on or before thirty (30) days prior to the expiration of any such renewal period, either party hereto shall notify the other in writing that it elects to terminate this Agreement, in which case this Agreement shall be thereby terminated on said last mentioned date. (See also Paragraph 6.3 below.)

     2. THE AGENT AGREES:

     2.1 To accept the management of the Premises, to the extent, for the period, and upon the terms herein provided, and agrees to furnish the services of its organization for the rental operation and management of the Premises.

     2.2 To prepare a monthly statement of receipts and disbursements and to remit, on a monthly basis, the net cash flow generated by the Premises after payment of all operating expenses, debt service and escrow payments if applicable, to the following party:

                      King's Court/Terrace Acquisition, LLC
                                 104 Armour Road
                        North Kansas City, Missouri 64116

In the event total monthly disbursements are in excess of total monthly receipts, the Owner shall promptly provide funds to cover such shortfalls. Nothing contained herein shall obligate the Agent to advance its own funds on behalf of the Owner to cover any shortfalls.

     2.3 To cause all employees of the Agent who handle or are responsible for the safekeeping of any monies of the Owner to be covered by a fidelity bond in an amount and with a company determined by the Agent.

     3. THE OWNER AGREES:

     To give the Agent the following authority and powers (all or any of which may be exercised in the name of the Owner and agrees to assume all expenses in connection therewith:

     3.1 To advertise the Premises or any part thereof; to display signs thereon and to rent the same; to cause references of prospective tenants to be investigated; to sign leases for terms not in excess of one (1) year and to renew and/or cancel the existing leases and prepare and execute the new leases without additional charge to the Owner; provided, however, that the Agent may collect from tenant all or any of the following: a late rent administrative charge, a non-negotiable check charge, credit report fee, a sub-leasing administrative charge, and/or broker's commission and need not account for such charges and/or commission to the Owner; to terminate tenancies and to sign and

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serve such  notices  as are  deemed  needful  by the  Agent;  to  institute  and prosecute actions to oust tenants and to recover possession of the Premises; to sue for and recover rent; and, when expedient, to settle, compromise, and release such actions or suits, or reinstate such tenancies. Owner shall reimburse Agent for all expenses of litigation including attorneys' fees, filing fees, and court costs which Agent does not recover from tenants. Agent may select the attorney of its choice to handle such litigation.

     3.2 To hire, discharge, and pay all managers, engineers, janitors, and other employees; to make or cause to be made all ordinary repairs and replacements necessary to preserve the Premises in its present condition and for the operating efficiency thereof, and all alterations required to comply with lease requirements, and to do decorating on the Premises; to negotiate contracts for non-recurring items not exceeding $5,000.00, and to enter into agreements for all necessary repairs, maintenance, minor alterations, and utility services; and to purchase supplies and pay bills. Agent shall secure the approval of the Owner for items, except monthly or recurring operating charges and emergency repairs in excess of the maximum, if, in the opinion of the Agent, such repairs are necessary to protect the property from damage or to maintain services to the tenants as called for by their tenancy.

     3.3 To collect rents and/or assessments and other items due or to become due and give receipts therefore and to deposit all funds collected hereunder in the Agent's custodial account.

     3.4 Agent agrees to collect all tenant security deposits. Owner instructs Agent to deposit all security deposits in the general operating account of the property. Agent is not to segregate the security deposits into a separate account or into an escrow account.

     3.5 To execute and file all returns and other instruments and do and perform all acts required of the Owner as an employer with respect to the Premises under the Federal Insurance Contributions Acts, the Federal Unemployment Tax Act and Subtitle C of the Internal Revenue Code of 1954 with respect to wages paid by the Agent on behalf of the Owner and under any similar federal and state law now or hereafter in force (and in connection therewith, the Owner agrees upon request to promptly execute and deliver to the Agent all necessary powers of attorney, notices of appointment, and the like).

     3.6 The Agent shall not be required to advance any monies for the care or management of said property, and the Owner agrees to advance all monies necessary therefore. If the Agent shall elect to advance any money in connection with the property, the Owner agrees to reimburse the Agent forthwith and hereby authorizes the Agent to deduct such advances from any monies due the Owner. The Agent, shall, upon instruction from the Owner, impound reserves each month for the payment of real estate taxes, insurance, or any other special expenditure.

     4. THE OWNER FURTHER AGREES:

     4.1 To indemnify, defend, and save the Agent harmless from all suits in connection with the Premises and from liability for damage to property and injuries to or death of any employee or other person whomsoever, and to carry at his (its) own expense public liability, elevator liability (if elevators are part of the equipment of the Premises), and workmen's compensation insurance naming

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the Owner and Agent, adequate to protect their interests in form, substance, and amounts reasonably satisfactory to the Agent, and to furnish to the Agent certificates evidencing the existence of such insurance. Unless the Owner shall provide such insurance and furnish such certificate within thirty (30) days from the date of this Agreement, the Agent may, but shall not be obligated to, place said insurance and charge the cost thereof to the account of the Owner. All such insurance policies shall provide that the Agent shall receive thirty (30) days' written notice prior to cancellation of the policy.

     4.2 To pay all expenses incurred by the Agent, including, but not limited to, reasonable attorneys' fees and Agent's costs and time in connection with any claim, proceeding, or suit involving an alleged violation by the Agent or the Owner, or both, of any law pertaining to fair employment, fair credit reporting, environmental protection, rent control, taxes, or fair housing, including, but not limited to, any law prohibiting or making illegal, discrimination on the basis of race, sex, creed, color, religion, national origin, or mental or physical handicap; provided, however, that the Owner shall not be responsible to the Agent for any such expenses in the event the Agent is finally adjudicated to have personally, and not in a representative capacity, violated any such law. Nothing contained herein shall obligate the Agent to employ counsel to represent the Owner in any such proceeding or suit, and the Owner may elect to employ counsel to represent the Owner in any such proceeding or suit. The Owner also agrees to pay reasonable expenses (or an apportioned amount of such expenses where other employers of Agent also benefit from the expenditure) incurred by the Agent in obtaining legal advice regarding compliance with any law affecting the premises or activities related thereto.

     4.3 To indemnify, defend, and save the Agent harmless from all claims, investigations, and suits, or from actions or failures to act of the Owner, with respect to any alleged or actual violation of state or federal labor laws, it being expressly agreed and understood that as between the Owner and the Agent, all persons employed in connection with the Premises are employees of the Owner, not the Agent. However, it shall be the responsibility of the Agent to comply with all applicable state or federal labor laws. The Owner's obligation under this paragraph 4.3 shall include the payment of all settlements, judgments, damages, liquidated damages, penalties, forfeitures, back pay awards, court costs, litigation expenses, and attorneys' fees.

     4.4 To give adequate advance written notice to the Agent if the Owner desires that the Agent make payment, out of the proceeds from the premises, or mortgage indebtedness, general taxes, special assessments, or fire, steam boiler, or any other insurance premiums. In no event shall the Agent be required to advance its own money in payment of any such indebtedness, taxes, assessments, or premiums.

     5. THE OWNER AGREES TO PAY THE AGENT EACH MONTH:

     5.1 MANAGEMENT: Owner agrees to pay Agent for the ordinary management of the Premises: FOUR PERCENT (4%) of the monthly gross receipts from the operation of the Premises during the period this Agreement remains in full force and effect. Gross receipts are all amounts received from the operation of the Premises including, but not limited to, rents, parking fees, deposits, laundry income, and fees.


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     5.2 OTHER ITEMS OF MUTUAL AGREEMENT:  In the event Owner requests and Agent agrees to perform services outside the scope of ordinary management of the Premises, the parties will agree to a fee and payment structure for these services prior to commencement of the work.

     6. IT IS MUTUALLY AGREED THAT:

     6.1 The Owner expressly withholds from the Agent any power or authority to make any structural changes in any building or to make any other major alterations or additions in or to any such building or equipment therein, or to incur any expense chargeable to Owner other than expenses related to exercising the express powers above vested in Agent without the prior written direction of an authorized representative of Owner. Agent is granted the authority to make structural changes or major alterations if such actions are required because of danger to life or which are immediately necessary for the preservation and safety of the Premises or the safety of the occupants thereof or are required to avoid the suspension of any necessary service to the Premises.

     6.2 The Agent does not assume and is given no responsibility for compliance of any building on the Premises or any equipment therein with the requirements of any statute, ordinance, law, or regulation of any governmental body or of any public authority or official thereof having jurisdiction, except to notify the Owner promptly or forward to the Owner promptly any complaints, warnings, notices, or summonses received by it relating to such matters. The Owner represents that to the best of his (its) knowledge the Premises and such equipment comply with all such requirements and authorizes the Agent, its representatives, servants, and employees, of and from all loss, cost, expense, and liability whatsoever which may be imposed on them or any of them by reason of any present or future violation or alleged violation of such laws, ordinances, statutes, or regulations.

     6.3 In the event it is alleged or charged that any building on the Premises or any equipment therein or any act or failure to act by the Owner with respect to the Premises or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of a constitutional provision, statute, ordinance, law, or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and the Agent, in its sole and absolute discretion, considers that the action or position of the Owner or registered managing Agent with respect thereto may result in damage or liability to the Agent, the Agent shall have the right to cancel this Agreement at any time by written notice to the Owner of its election so to do, which cancellation shall be effective upon the service of such notice. Such notice may be served personally or by registered mail, on or to the person named to receive the Agent's monthly statement at the address designated for such person as provided in Paragraph 2.2 above, and if service by mail shall be deemed to have been served when deposited in the U.S. Mail. Such cancellation shall not release the indemnities of the Owner set forth in Paragraph 4 and 6.2 above and shall not terminate any liability or obligation of the Owner to the Agent for any payment, reimbursement, or other sum of money then due and payable to the Agent hereunder.

     7. This Agreement may be canceled by Owner before the termination date specified in Paragraph 1, without payment of penalty, premium or other termination fee, on not less than thirty (30) days' prior written notice to the Agent.

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     8. The Owner shall pay or reimburse  the Agent for any sums of money due it
under  this   Agreement   for  service  for   actions   prior  to   termination,
notwithstanding any termination of this Agreement. All provisions of this Agreement that require the Owner to have insured or to defend, reimburse, or indemnify the Agent (including, but not limited to, Paragraphs 4.1, 4.2, and 4.3) shall survive any termination and, if Agent is or becomes involved in any proceeding or litigation by reason of having been the Owner's agent, such provisions shall apply as if this Agreement were still in effect. The parties understand and agree that the Agent may withhold funds for thirty (30) days after the end of the month in which the Agreement is terminated to pay bills previously incurred but not yet invoiced and to close accounts.

     This Agreement shall be binding upon the successors and assigns of the Agent and their successors and assigns of the Owner.


     IN WITNESS THEREOF, the parties hereto have affixed or caused to be affixed their respective signatures effective this 15th day of April, 2004.

                                          OWNER:
                                          -----

                                          KING'S COURT/TERRACE ACQUISITION, LLC.



                                          By:  /s/ John Alvey
                                               ---------------------------------
                                               John Alvey
                                               Manager

                                          AGENT:
                                          -----

                                          MAXUS PROPERTIES, INC.



                                          By:  /s/ James G. Adams
                                               ---------------------------------
                                               James G. Adams
                                               President










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